UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  July 13, 2015

Islet Sciences, Inc.
(Exact Name of Registrant as Specified in Charter)

Nevada	001-34048	87-0531751
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6601 Six Forks Rd., Suite 140
Raleigh, North Carolina 27615

(Address of Principal Executive Offices)

Registrant's telephone number, including area code:  (919) 480-1518

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02 Termination of a Material Definitive Agreement.

As previously reported in the Current Report on Form 8-K filed on March 9, 2015 by Islet Sciences, Inc., a Nevada corporation (the “Company”), on March 3, 2015, the Company entered into an exclusive license agreement (the “License Agreement”) with Brighthaven Ventures, L.L.C., a North Carolina limited liability company (“BHV”).  Pursuant to the License Agreement, the licenses granted thereunder were to become effective only if, on or before May 31, 2015 (the “Financing Date”), (i) the Company receives not less than $10,000,000 in additional equity or debt financing and (ii) the Company pays to BHV $5,000,000 as an upfront payment for the license.

On May 29, 2015, the Company and BHV entered into an amendment to the License Agreement which extended the Financing Date from May 31, 2015 to June 15, 2015.  On June 15, 2015 the Company and BHV entered into a second amendment which extended the Financing Date from June 15, 2015 to June 22, 2015. On June 22, 2015 the Company and BHV entered into a third amendment which extended the Financing Date from June 22, 2015 to June 29, 2015. On June 29, 2015 the Company and BHV entered into a fourth amendment which extended the Financing Date from June 29, 2015 to July 6, 2015. On July 6, 2015 the Company and BHV entered into a fifth amendment which extended the Financing Date from July 6, 2015 to July 13, 2015. The conditions to close were not met by the end of the fifth amendment and the License Agreement will not become effective and the agreement has terminated.

Item 8.01 Other Events.

On June 30, 2015 petitioners John Steel (a Director of Islet), Jonathan Lakey, Edward T. Gibstein, Anthony Reed, Robert Bantle, D&D Funding Florida, LLC, and Stephen Cohen filed a lawsuit in the District Court, Clark County Nevada to order a shareholders meeting and to issue a temporary restraining order.  A hearing was held on July 6, 2015 and on July 7, 2015 the court ordered a shareholders meeting to be held within sixty days and agreed to the petitioners request for a temporary restraining order pending the receipt of security for the temporary restraining order and the order itself.

On July 14, 2015 the Company received the Temporary Restraining Order from the District Court, Clark County, Nevada. The Order restrains and enjoins the Company from taking any actions outside the ordinary course of business and from undertaking any further transfers or encumbrances of the Company’s assets, or taking any actions which might be dilutive to current shareholders.  The Company intends to defend against this action and believes it is without merit. There is a hearing on the petitioner’s motion for preliminary injunction on July 20, 2015.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No	Description

10.1	Temporary Restraining Order.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Islet Sciences, Inc.

Dated: July 14, 2015	By:	/s/ Steven R. Delmar
Name: Steven R. Delmar
Title: Chief Financial Officer